Exhibit 99.3
Execution Version
THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS DEFINED BELOW) AND SUBJECT TO CERTAIN SET-OFF PROVISIONS SET FORTH HEREIN AND IN THAT CERTAIN PURCHASE AGREEMENT (AS DEFINED BELOW).

SUBORDINATED PROMISSORY NOTE
$600,000.00	January 1, 2017
         FOR VALUE RECEIVED, the undersigned, Asure Software, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Payroll Specialties N.W., Inc., an Oregon corporation (the “Holder”), the principal amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00), together with interest on the unpaid principal balance at an annual rate equal to two percent (2.0%) per annum, compounded annually, and computed on the basis of actual number of days elapsed in a year of 365 days, under the terms set forth in this Subordinated Promissory Note (the “Note”).
This Note has been executed and delivered by Maker pursuant to the terms of that certain Asset Purchase Agreement dated effective as of January 1, 2017 (the “Purchase Agreement”), by and among Maker and Holder. This Note is the “Note” defined in Section 2.3(b) of the Purchase Agreement. Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed thereto in the Purchase Agreement.
1. Payment.  The entire unpaid principal amount of this Note and all accrued and unpaid interest under this Note shall be due and payable on April 30, 2018 (the “Maturity Date”). Subject to Sections 3 and 5 below, all amounts due under this Note shall be paid by wire transfer of immediately available funds to an account designated by Holder.
2. Optional Prepayments.  Maker may prepay this Note prior to the Maturity Date, in whole or in part, without penalty or premium, at any time and from time to time. Prepayments shall be applied first to accrued but unpaid interest and then to principal.

3. Subordination. The indebtedness evidenced by this Note is subordinated in right of payment pursuant to, and all rights of Holder are subject to the terms of, that certain Subordination Agreement dated as of the date hereof (the “Subordination Agreement”), by and among Maker, Holder, and Wells Fargo Bank, National Association.
4. Default.  The following events shall each constitute an “Event of Default” under this Note:

(a) Maker fails to make any required payment under this Note when due, and such failure shall continue for five (5) days after written notice from Holder to Maker; provided, however, that the failure of Maker to pay any amount due under the Note on account of an Offset Obligation and/or the Holdback Amount pursuant to Section 6.6 of the Purchase Agreement will not constitute an event of default under this Note; or

(b) Maker, under the applicable laws of any jurisdiction:  (i) is dissolved, liquidated, or wound up or otherwise ceases doing business; (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator, or similar official; (iv) makes a general assignment for the benefit of its creditors; or (v) institutes a proceeding, or has an involuntary proceeding instituted against it and such involuntary proceeding is not dismissed within sixty (60) days of such filing, seeking a judgment of insolvency, bankruptcy, or any other similar relief under any bankruptcy, insolvency, or other similar law affecting creditors’ rights.
(c) Upon the occurrence of an Event of Default, (a) all remaining unpaid principal of the Note and any accrued interest thereon shall thereafter accrue interest at a rate of 12% per annum until paid, and (b) subject in all cases to the subordination provisions of the Subordination Agreement, Holder may, at its option (i) declare the entire unpaid principal amount of this Note, together with all accrued interest to be immediately due and payable by written notice to Maker; and (ii) exercise any and all rights and remedies available to it under law and in equity.  Maker will pay all costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights and remedies under this Note, including reasonable attorneys’ fees, costs, and disbursements.
5. Right to Offset and Withhold.  For the avoidance of doubt, Maker has the right to offset amounts due under the Note and to holdback payment of amounts due under the Note to the extent set forth in Section 6.6 of the Purchase Agreement.

6. Security. This Note is a general unsecured subordinated obligation of Maker.

7. Assignment.  This Note may not be assigned by Holder without the prior written consent of Maker, which consent shall not be unreasonably withheld.

8. Successors.  This Note shall be binding upon, and shall inure to the benefit of and shall be enforceable by, the parties hereto and their permitted successors and assigns.

9. Waivers.  Maker hereby waives presentment for payment, demand, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

10. Governing Law.  This Note and any claim, controversy or cause of action based upon, arising out of or relating to this Note shall be governed by the internal laws of the State of Texas, without giving effect to conflict of laws principles thereof. Maker and Holder each waive, to the full extent permitted by law, any bond, surety, or other security that might be required of any other party.

11. Notices.  All notices, requests, demands, claims, and other communications under this Note will be in writing and delivered in accordance with the Purchase Agreement.

12. Amendments. No amendment, modification, replacement, termination, or cancellation of any provision of this Note will be valid, unless the same will be in writing and signed by Maker and Holder.  Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13. Waiver of Jury Trial. MAKER AND HOLDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THE CONTEMPLATED TRANSACTION.

[Signature Page to Follow]

IN WITNESS WHEREOF, Maker has executed this Note as of January 1, 2017.

ASURE SOFTWARE, INC.

By
Patrick F. Goepel
Chief Executive Officer

Acknowledged and accepted by:

PAYROLL SPECIALTIES N.W., INC.

By
Shawn Gregg
President

[Signature Page to Subordinated Promissory Note]